Exhibit 99.1

This Statement on Form 3 is filed jointly by Oaktree Fund GP II, L.P., Oaktree Capital II, L.P., Oaktree Holdings, Inc., Oaktree Capital Group, LLC, Oaktree Capital Group Holdings, L.P. and Oaktree Capital Group Holdings GP, LLC. The principal business address of each of these reporting persons is 333 South Grand Avenue, 28th  Fl., Los Angeles, CA 90071.

Name of Designated Filer: Oaktree Fund GP II, L.P.

Date of Event Requiring Statement: May 25, 2007

Issuer Name and Ticker or Trading Symbol: Lodgian Inc. [LGN]

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC		08/20/2007

/s/ Todd E. Molz
By:	Todd E. Molz
Title:	Managing Director and General Counsel

/s/ Richard Ting
By:	Richard Ting
Title:	Senior Vice President

OAKTREE CAPITAL GROUP HOLDINGS, L.P.		08/20/2007

By:	Oaktree Capital Group Holdings GP, LLC
Its:	General Partner

/s/ Todd E. Molz
By:	Todd E. Molz
Title:	Managing Director and General Counsel

/s/ Richard Ting
By:	Richard Ting
Title:	Senior Vice President

OAKTREE CAPITAL GROUP, LLC		08/20/2007

/s/ Todd E. Molz
By:	Todd E. Molz
Title:	Senior Vice President and Secretary

/s/ Richard Ting
By:	Richard Ting
Title:	Vice President and Assistant Secretary

OAKTREE HOLDINGS, INC.		08/20/2007

/s/ Todd E. Molz
By:	Todd E. Molz
Title:	Sole Director, Vice President and Secretary

/s/ Richard Ting
By:	Richard Ting
Title:	Vice President and Assistant Secretary

OAKTREE CAPITAL II, L.P.		08/20/2007

By:	OCM Holdings, Inc.
Its:	General Partner

/s/ Todd E. Molz
By:	Todd E. Molz
Title:	Sole Director, Vice President and Secretary

/s/ Richard Ting
By:	Richard Ting
Title:	Vice President and Assistant Secretary

OAKTREE FUND GP II, L.P.		08/20/2007

/s/ Todd E. Molz
By:	Todd E. Molz
Title:	Authorized Signatory

/s/ Cary A. Kleinman
By:	Cary A. Kleinman
Title:	Authorized Signatory